UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 11, 2006
Date of Report (Date of earliest event reported)
Spectrum Sciences & Software Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3130 Fairview Park Drive, Suite 400, Falls Church, Virginia	22042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(703) 564-2967

Not applicable

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     (a) Former Independent Registered Public Accounting Firm. On April 11, 2006, the Audit Committee of Spectrum Sciences & Software Holdings Corp. (the “Company”) dismissed Tedder, James, Worden & Associates, P.A. (“TJW”) as the Company’s independent registered public accounting firm. TJW’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
     During the years ended December 31, 2005 and 2004 and from January 1, 2006 through April 11, 2006, there were no disagreements with TJW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TJW, would have caused TJW to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.
     In addition, none of the “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company during the years ended December 31, 2005 and 2004 or from January 1, 2006 through April 11, 2006.
     The Company has provided TJW with a copy of this Current Report prior to the filing thereof with the United States Securities and Exchange Commission (the “Commission”). The Company also requested TJW to furnish the Company with a letter addressed to the Commission stating whether TJW agrees with the statements made by the Company in the Current Report, and, if not, stating all respects in which it does not agree. A copy of TJW’s letter, dated April 17, 2006, is filed as Exhibit 16 to this Current Report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed as part of this report.
16 Letter of Tedder, James, Worden & Associates, P.A., dated April 17, 2006, to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Date: April 17, 2006	By:	/s/ Michael M. Megless
		Name:	Michael M. Megless
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

16	Letter of Tedder, James, Worden & Associates, P.A., dated April 17, 2006, to the Securities and Exchange Commission.